Exhibit 10.2

                        AMENDMENT NO. 1 TO LOAN AGREEMENT


     AMENDMENT NO. 1 TO LOAN AGREEMENT (this "Agreement"), dated as of November 10, 2005, by and between CARDIMA, INC. (the "Borrower") and APIX INTERNATIONAL LIMITED ("Apix"), each a party to the Loan Agreement (the "Loan Agreement") entered into as of August 28, 2005, and the Warrant Agreement ("Warrant") dated as of August 28, 2005. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Loan Agreement.

                              W I T N E S S E T H :
                               - - - - - - - - - -


     WHEREAS, the parties wish to amend the Loan Agreement to extend the date by which the Company is required to file a registration statement, in accordance with Section 10(b)(i) thereof, registering all of the shares of Common Stock issued or issuable with respect to the Warrant;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                   ARTICLE ONE

                           AMENDMENT TO LOAN AGREEMENT

     SECTION 1.1 Amendment to Loan Agreement. By executing this Agreement, the Borrower and Apix hereby agree and acknowledge that Section 10(b)(i) of the Loan Agreement is hereby amended by deleting "September 30, 2005" and inserting in the place of such deletion "January 1, 2006."


                                   ARTICLE TWO

                                  MISCELLANEOUS

     SECTION 2.1 Counterparts.This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered (including delivery by way of facsimile) shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower.

     SECTION 2.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of law principles that would cause the application of laws of any other jurisdiction.

     SECTION 3.3 Effective Date. This Agreement shall become effective (the "Effective Date") as of the date first referenced above.


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     SECTION 3.4 Effect of  Amendment.  From and after the Effective  Date,  the
Loan Agreement and all references to the Loan Agreement pursuant to the Loan Agreement and the other documents referenced therein shall be deemed to be references to the Loan Agreement as modified hereby. This Agreement is limited as specified and shall not constitute a modification, amendment, acceptance or waiver of any other provision of the Loan Agreement or any other document referenced therein or herein.

     SECTION 3.5 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     SECTION 3.6 Further Assurances. From and after the date of this Agreement, upon the request of any party hereto, each party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.



                                    * * * * *



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     IN WITNESSES WHEREOF,  the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.



                                            BORROWER:

                                            CARDIMA, INC.


                                            By: /s/ Gabriel B. Vegh
                                            -----------------------
                                            Name:  Gabriel B. Vegh
                                            Title: Chief Executive Officer







                                            LENDER:

                                            APIX INTERNATIONAL LIMITED



                                            By: /s/ Robert Cheney
                                            ----------------------
                                            Name: Robert Cheney
                                            Title:   Director